UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 2, 2007
THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
Item 9.01 Financial Statements and Exhibits.	5
Signature	6
Exhibit Index	7
EX-10.1 Employment Arrangement between Francis S. Blake and The Home Depot, Inc., dated January 23, 2007
EX-10.2 Employment Arrangement between Carol B. Tomé and The Home Depot, Inc., dated January 22, 2007
EX-10.3 Employment Arrangement between Joseph J. DeAngelo and The Home Depot, Inc., dated January 23, 2007

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Home Depot, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on January 4, 2007 which reported the appointment of Frank Blake as Chairman and Chief Executive Officer and member of the Board of Directors and Joe DeAngelo as Executive Vice President and Chief Operating Officer. At the time of such report, no determination had been made as to compensation for Messrs. Blake and DeAngelo with respect to their new positions. In addition, the Company recently appointed Carol Tomé to the position of Chief Financial Officer and Executive Vice President — Corporate Services. Prior to such appointment, Ms. Tomé served as the Company’s Executive Vice President and Chief Financial Officer.
Frank Blake
     On January 23, 2007, the Company and Mr. Blake agreed upon the terms of his compensation. The independent directors of the Board approved the new compensation terms.
     The approximate total value of Mr. Blake’s 2007 compensation arrangement is $8.9 million, 89 percent of which is at risk based on the performance of the Company. Set forth below is a summary of Mr. Blake’s compensation:
2007 Compensation Summary

Annual Base Salary:	$975,000
Annual MIP Target:	200% of Base Salary
Annual LTIP:	100% of Base Salary
Equity:	$2.5 million grant date value in Performance Shares
(Payout tied to relative total shareholder return)
$2.5 million grant date value in Performance Vested Options
(Payout tied to share price performance)
     The Management Incentive Plan (“MIP”) is the Company’s annual cash bonus program. The target payout of 70% of the annual bonus is based on achievement of pre-established financial goals and 30% on achievement of pre-established individual performance metrics. The Long Term Incentive Plan (“LTIP”) is the Company’s long term cash incentive plan, and payout under the plan depends on achievement of pre-established average diluted EPS growth over a three-year performance period. Average diluted EPS is determined by averaging the diluted percentage increase in EPS for each fiscal year in the three-year performance period. Awards are payable in cash at the end of the performance period. MIP and LTIP awards are pro-rated in the event of death, disability or retirement at age 60 with at least 5 years of continuous service, provided that no LTIP award is paid if the termination occurs before the final fiscal year of the three-year performance period.
     The performance shares and performance-vested options are tied solely to shareholder return. These awards are designed to incentivize Mr. Blake to drive sustainable returns and to remain with the Company as CEO for the long-term.
     Mr. Blake will receive the award of $2.5 million in performance shares at the Board’s next regularly scheduled meeting in February 2007. The performance share award will be paid out at the end of three years based on the Company’s relative total shareholder return (“TSR”) ranking compared to the TSR ranking of the individual companies included in the S&P 500. Mr. Blake will receive 25 percent of the award if the Company is at the 26th percentile, 100 percent of the award if the Company is at the 50th percentile, and 300 percent of the award if the Company is at the 100th percentile of the TSR ranking of the S&P 500. Payout is interpolated for results between these percentile rankings and there is no payout for a ranking below the 26th percentile. In the event of his death, disability or retirement at or after he attains age 60 in 2009, Mr. Blake or his estate will be entitled to receive any performance shares that otherwise would have been paid had his employment continued through the payment date. In the event of Mr. Blake’s death or disability before he becomes retirement eligible at age 60 with 5 years of continuous service, Mr. Blake or his estate will be entitled to receive a prorated portion of the performance shares that otherwise would have been paid had his employment continued through the payment date.
     Mr. Blake will also receive the award of $2.5 million in performance vested options at the Board’s next regularly scheduled meeting in February 2007. Mr. Blake’s stock options will vest only after the Company’s stock price has increased 25 percent over the grant date price for at least 30 consecutive trading days (the “Target Closing Stock Price”). There is also a minimum one-year vesting period from the grant date in order for these options to be become exercisable. The options will expire on the earlier of termination of Mr. Blake’s employment, or five years from the grant date if the Target Closing Stock Price has not been achieved, or ten years from the grant date. In the event of Mr. Blake’s death, disability or retirement at or after he attains age 60 in 2009 with at least five years of continuous service, the stock options will continue to vest and, if vested prior to the fifth anniversary of the grant date, may be exercised until the tenth anniversary of the grant date; provided, however, that in the event his employment ends due to death or disability before he attains age 60 with 5 years of continuous service, Mr. Blake’s options may only be exercised for one year following the later of the vesting date or the date of termination of his employment.

     In addition to benefits available to all salaried associates of the Company, Mr. Blake will continue to participate in the Company’s executive officer programs, including but not limited to: (i) death benefit only insurance policy program; (ii) executive life insurance program; (iii) Supplemental Executive Choice Program (providing for the purchase of additional insurance or the reimbursement of financial services or healthcare expenses); and (iv) leased car program.
     The Company has requested that Mr. Blake travel by Company aircraft for security purposes. However, to the extent Mr. Blake or his family use Company aircraft for personal reasons, the Company will not provide a tax gross-up for any imputed compensation as a result of such accommodation unless the Company requests that Mr. Blake’s family attend a Company event.
     Upon termination of his employment, Mr. Blake will be subject to confidentiality restrictions. Mr. Blake’s compensation arrangement does not provide for payment of severance upon termination.
     Mr. Blake’s new compensation arrangement, as set forth in the attached letter agreement dated January 23, 2007, encompasses the entire understanding between the parties and supersedes all prior arrangements.
Carol Tomé
     On January 22, 2007, the Company and Ms. Tomé agreed upon the terms of her compensation in her new position as Chief Financial Officer and Executive Vice President — Corporate Services. The Leadership Development and Compensation Committee, which is comprised solely of independent directors, approved the new terms.
     Ms. Tomé’s annual base salary will be $875,000, and, beginning in fiscal 2007, her annual bonus target under the Company’s MIP will be 125% of her base salary, payout of which is based on achieving established goals. Specifically, target payout of 70% of the annual bonus is based on achievement of certain pre-established financial goals and 30% on achievement of pre-established individual performance metrics.
     Ms. Tomé will also be eligible to continue to participate in the Company’s LTIP, which provides an incentive target of 75% of her base salary. Payout of the LTIP depends on achievement of pre-established average diluted EPS growth over a three-year performance period. Average diluted EPS is determined by averaging the diluted percentage increase in EPS for each fiscal year in the three-year performance period. Awards are payable in cash at the end of the performance period.
     In addition to benefits available to all salaried associates of the Company, Ms. Tomé will continue to participate in the Company’s executive officer programs, including but not limited to: (i) death benefit only insurance policy program; (ii) executive life insurance program; (iii) Supplemental Executive Choice Program (providing for the purchase of additional insurance or the reimbursement of financial services or healthcare expenses); and (iv) leased car program.
     Upon termination of Ms. Tomé’s employment, Ms. Tomé will be subject to confidentiality restrictions. In addition, Ms. Tomé will be subject to 24-month non-compete and 36-month non-solicitation provisions following the termination of her employment with the Company.
     As provided under her existing arrangements with the Company, if Ms. Tomé’s employment is involuntarily terminated by the Company without cause, or by Ms. Tomé for good reason, the Company will continue to pay Ms. Tomé’s base salary for 24 months in accordance with Company normal payroll practices, including any delay necessary to comply with the requirements of Section 409A of the Internal Revenue Code. Also, the vesting of outstanding restricted stock and stock option awards that would have otherwise vested during such period will be accelerated.
     This new arrangement, as set forth in the attached letter agreement dated January 22, 2007, encompasses the entire understanding between the parties and supersedes all prior arrangements.
Joe DeAngelo
     On January 23, 2007, the Company and Mr. DeAngelo agreed upon the terms of his compensation in his new position as Chief Operating Officer. The Leadership Development and Compensation Committee approved the new terms.
     Mr. DeAngelo’s annual base salary will be $875,000, and beginning in fiscal 2007, his annual bonus target under the Company’s MIP is 125% of his base salary, payout of which is based on achieving established goals. Specifically, target payout of 70% of the annual bonus is based on achievement of certain pre-established financial goals and 30% on achievement of pre-established individual performance metrics.
     Mr. DeAngelo will also be eligible to continue to participate in the Company’s LTIP, which provides an incentive target of 75% of his base salary. Payout of the LTIP depends on achievement of pre-established average diluted EPS growth over a three-year performance period. Average diluted EPS is determined by averaging the diluted percentage increase in EPS for each fiscal year in the three-year performance period. Awards are payable in cash at the end of the performance period.
     Mr. DeAngelo will receive an award of restricted stock, having a value of $1,000,000, at the Board’s next regularly scheduled meeting. The award will fully vest on the fifth anniversary of the grant date, provided he is employed with the Company on such date.
     In addition to benefits available to all salaried associates of the Company, Mr. DeAngelo will continue to participate in the Company’s executive officer programs, including but not limited to: (i) death benefit only insurance policy program; (ii) executive life insurance program; (iii) Supplemental Executive Choice Program (providing for the purchase of additional insurance or the reimbursement of financial services or healthcare expenses); and (iv) leased car program.
     Upon termination of Mr. DeAngelo’s employment, Mr. DeAngelo will be subject to confidentiality restrictions. In addition, Mr. DeAngelo will be subject to 24-month non-compete and 36-month non-solicitation provisions following the termination of his employment with the Company.
     If Mr. DeAngelo’s employment is involuntarily terminated by the Company without cause, or by Mr. DeAngelo for good reason, the Company will continue to pay Mr. DeAngelo’s base salary for 24 months in accordance with Company normal payroll practices, including any delay necessary to comply with the requirements of Section 409A of the Internal Revenue Code. Also, the vesting of outstanding restricted stock and stock option awards that would have otherwise vested during such period will be accelerated.
     This new compensation arrangement, as set forth in the attached letter agreement dated January 23, 2007, encompasses the entire understanding between the parties and supersedes all prior arrangements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Arrangement between Francis S. Blake and The Home Depot, Inc., dated January 23, 2007
10.2	Employment Arrangement between Carol B. Tomé and The Home Depot, Inc., dated January 22, 2007
10.3	Employment Arrangement between Joseph J. DeAngelo and The Home Depot, Inc., dated January 23, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.
By:	/s/ Frank L. Fernandez
	Name:	Frank L. Fernandez
	Title:	Executive Vice President, Secretary and General Counsel

Date: January 23, 2007

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Arrangement between Francis S. Blake and The Home Depot, Inc., dated January 23, 2007
10.2	Employment Arrangement between Carol B. Tomé and The Home Depot, Inc., dated January 22, 2007
10.3	Employment Arrangement between Joseph J. DeAngelo and The Home Depot, Inc., dated January 23, 2007